Exhibit J
      Energia International de CSW de SA de CV
    Statement of Income
            For Twelve Months Ended September 30, 1998
  (Unaudited)
   ($000's)


    Equity Earnings in Altamira Project                                 $ 1,243

    Total Expenses                                                            -

    Net Income Before Tax                                                 1,243

    Income Tax Expense                                                      485

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    Net Income                                                            $ 758
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